Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inspira Technologies Oxy B.H.N. Ltd.

2 Ha-Tidhar St.

Rananna 4366504, Israel

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2025, relating to the financial statements of Inspira Technologies OXY B.H.N. Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

January 6, 2026